As filed with the Securities and Exchange Commission on March 3, 2005

Registration No. 333-86313

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

ON

FORM S-3

TO

REGISTRATION STATEMENT

ON

FORM S-1

Under

The Securities Act of 1933

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	91-1718107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

425-201-6100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John M. Hall

Senior Vice President and

General Counsel

InfoSpace, Inc.

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

425-201-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis

Wilson Sonsini Goodrich & Rosati

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

On September 1, 1999, we filed a registration statement on Form S-1, as amended (File No. 333-86313) (the “Registration Statement”), covering shares of our Common Stock to be issued to the holders of exchangeable shares of InfoSpace.com Canada Holdings Inc., an Ontario corporation (“InfoSpace Canada”). InfoSpace Canada issued the exchangeable shares in exchange for outstanding shares of the common stock of INEX Corporation, an Ontario corporation, in connection with our acquisition of INEX in 1999. On October 5, 1999, the Securities and Exchange Commission declared the Registration Statement effective.

We have issued all of the shares initially registered under the Registration Statement that we are required to issue in exchange for the exchangeable shares of InfoSpace Canada. Therefore, in accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, we respectfully request that the Commission withdraw the Registration Statement.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on March 3, 2005.

INFOSPACE, INC.

By	/s/ John M. Hall
John M. Hall Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James F. Voelker James F. Voelker	Chairman and Chief Executive Officer (Principal Executive Officer)	March 3, 2005

/s/ David E. Rostov David E. Rostov	Chief Financial Officer (Principal Financial Officer)	March 3, 2005

/s/ Allen M. Hsieh Allen M. Hsieh	Chief Accounting Officer (Principal Accounting Officer)	March 3, 2005

/s/ Edmund O. Belsheim Jr. Edmund O. Belsheim Jr.	Chief Administrative Officer and Director	March 3, 2005

/s/ John E. Cunningham, IV John E. Cunningham, IV	Director	March 3, 2005

Richard D. Hearney	Director	March , 2005

Rufus W. Lumry, III	Director	March , 2005

/s/ Lewis M. Taffer Lewis M. Taffer	Director	March 3, 2005

/s/ George M. Tronsrue III George M. Tronsrue III	Director	March 3, 2005

Vanessa A. Wittman	Director	March , 2005